Exhibit 99.2

Exhibit 99.2 VOVA FINANCIAL Quarterly Investor Supplement December 31, 2017 This report should be read in conjunction with Voya Financial, Inc.‘s Annual Report on Form 10-K for the Twelve Months Ended December 31,2017. Voya Financial’s Annual Reports on Form 10-K, and Quarterly Reports on Form 10-Q, can be accessed upon filing at the Securities andExchange Commission’s website at www.sec.gov, and at our website at investors.voya.com. All information is unaudited. Corporate Offices:Voya Financial230 Park AvenueNew York, New York 10169 NYSE Ticker: VOYA Media Contact:Christopher Breslin 212-309-8941 Christopher.Breslin@voya.com Investor Contact: Darin Arita 212-309-8999 IR@voya.com Web Site: investors.voya.com

Table of Contents Explanatory Note on Non-GAAP Financial Information 3 - 5 Adjusted Operating Earnings30 Key Metrics 6 Investment Information Consolidated Statements of Operations 7 Portfolio Composition32 Consolidated Adjusted Earnings Before Income Taxes 8 Portfolio Results33 Adjusted Operating Earnings by Segment (QTD) 9 Alternative Investment Income34 Adjusted Operating Earnings by Segment (YTD) 10 Reconciliations Consolidated Balance Sheets 11 Reconciliation of Consolidated Statements of Operations36 DAC/VOBA Segment Trends 12 Reconciliation of Adjusted Operating Revenues37 Consolidated Capital Structure 13 Reconciliation of Adjusted Operating Earnings - excluding Unlocking Consolidated Assets Under Management/Assets Under Administration 14 Adjusted Return on Capital38 - 39 Retirement Impacts of Prepayments and Alternative Income Above (Below) Long- Sources of Adjusted Operating Earnings and Key Metrics 16 Term Expectations on Adjusted ROC (bps)40 Assets Under Management Rollforward by Product Group 17 Reconciliation of Adjusted Operating Earnings Per Share; Book Value Investment Management Per Share 41 Sources of Adjusted Operating Earnings 19 Reconciliation of Investment Management Operating Margin, Excluding Key Metrics 20 Investment Capital42 Account Value Rollforward by Source 21 Reconciliation of Previously Reported Adjusted Operating Earnings Account Value by Asset Type 22 per share43 Individual Life Sources of Adjusted Operating Earnings 24 Key Metrics 25 Employee Benefits Sources of Adjusted Operating Earnings 27 Key Metrics 28 Consolidated Page Corporate Page

Page 3 of 43    Voya Financial Page 3 of 43 Explanatory Note on Non-GAAP Financial Information On December 20, 2017, we entered into an agreement to dispose of substantially all of our Closed Block Variable Annuity (“CBVA”) and annuities businesses (the “Transaction”). As a result, the assets and liabilities of the businesses to be sold have been classified as held for sale and the results of operations have been classified as discontinued operations for all periods presented in this Quarterly Investor Supplement. Income (loss) from discontinued operations, net of tax includes a $2.4 billion write down of assets of businesses held for sale to fair value less costs to sell in the periods ended 12/31/2017. Pursuant to the Transaction, we evaluated our segments and determined that the retained CBVA and annuities policies that are not components of the disposed businesses described above (“Retained Business”) have insignificant impacts to Adjusted operating earnings before taxes. As such, we have recorded the results of these retained businesses in Corporate. Prior period results have been revised to reflect discontinued operations. Refer to Business Held for Sale and Discontinued Operations in Part II, Item 8. of our Annual Report on Form 10-K for further detail on discontinued operations. In addition, we estimate that tax reform resulted in a one-time reduction in our net deferred tax asset position of $679 million as of December 31, 2017. This reduction is substantially due to the remeasurement of our deferred tax assets and liabilities at 21%, the new federal corporate income tax rate at which the deferred tax assets and liabilities are expected to reverse in the future. Adjusted Operating Earnings Before Income Taxes Adjusted operating earnings before income taxes is a measure used to evaluate segment performance. We believe that Adjusted operating earnings before income taxes provides a meaningful measure of its business and segment performances and enhances the understanding of our financial results by focusing on the operating performance and trends of the underlying business segments and excluding items that tend to be highly variable from period to period based on capital market conditions and/or other factors. We use the same accounting policies and procedures to measure segment Adjusted operating earnings before income taxes as we do for the directly comparable U.S. GAAP measure Income (loss) from continuing operations before income taxes. Adjusted operating earnings before income taxes does not replace Income (loss) from continuing operations before income taxes as the comparable U.S. GAAP measure of our consolidated results of operations. Therefore, we believe that it is useful to evaluate both Income (loss) from continuing operations before income taxes and Adjusted operating earnings before income taxes when reviewing our financial and operating performance. Each segment’s Adjusted operating earnings before income taxes is calculated by adjusting Income (loss) from continuing operations before income taxes for the following items: Net investment gains (losses), net of related amortization of DAC, VOBA, sales inducements and unearned revenue, which are significantly influenced by economic and market conditions, including interest rates and credit spreads, and are not indicative of normal operations. Net investment gains (losses) include gains (losses) on the sale of securities, impairments, changes in the fair value of investments using the FVO unrelated to the implied loan-backed security income recognition for certain mortgage-backed obligations and changes in the fair value of derivative instruments, excluding realized gains (losses) associated with swap settlements and accrued interest; • Net guaranteed benefit hedging gains (losses), which are significantly influenced by economic and market conditions and are not indicative of normal operations, include changes in the fair value of derivatives related to guaranteed benefits, net of related reserve increases (decreases) and net of related amortization of DAC, VOBA and sales inducements, less the estimated cost of these benefits. The estimated cost, which is reflected in operating results, reflects the expected cost of these benefits if markets perform in line with our long-term expectations and includes the cost of hedging. Other derivative and reserve changes related to guaranteed benefits are excluded from operating results, including the impacts related to changes in nonperformance spread; • Income (loss) related to businesses exited through reinsurance or divestment that do not qualify as discontinued operations, which includes gains and (losses) associated with transactions to exit blocks of business (including net investment gains (losses) on securities sold and expenses directly related to these transactions) and residual run-off activity; these gains and (losses) are often related to infrequent events and do not reflect performance of operating segments. Excluding this activity better reveals trends in our core business, which would be obscured by including the effects of business exited, and more closely aligns Adjusted operating earnings before income taxes with how we manages our segments; • Income (loss) attributable to noncontrolling interest, which represents the interest of shareholders, other than those of Voya Financial, Inc., in the gains and (losses) of consolidated entities, or the attribution of results from consolidated VIEs or VOEs to which we are not economically entitled; • Income (loss) related to early extinguishment of debt, which includes losses incurred as a result of transactions where we repurchase outstanding principal amounts of debt; these losses are excluded from Adjusted operating earnings before income taxes since the outcome of decisions to restructure debt are not indicative of normal operations; • Impairment of goodwill, value of management contract rights and value of customer relationships acquired, which includes losses as a result of impairment analysis; these represent losses related to infrequent events and do not reflect normal, cash-settled expenses; • Immediate recognition of net actuarial gains (losses) related to our pension and other postretirement benefit obligations and gains (losses) from plan amendments and curtailments, which includes actuarial gains and losses as a result of differences between actual and expected experience on pension plan assets or projected benefit obligation during a given period. We immediately recognize actuarial gains and (losses) related to pension and other postretirement benefit obligations and gains and losses from plan adjustments and curtailments. These amounts do not reflect normal, cash-settled expenses and are not indicative of current Operating expense fundamentals; and • Other items not indicative of normal operations or performance of our segments or may be related to infrequent events including capital or organizational restructurings including certain costs related to debt and equity offerings as well as stock and/or cash based deal contingent awards; expenses associated with the rebranding of Voya Financial, Inc.; severance and other third-party expenses associated with the 2016 Restructuring. These items vary widely in timing, scope and frequency between periods as well as between companies to which we are compared. Accordingly, we adjust for these items as we believe that these items distort the ability to make a meaningful evaluation of the current and future performance of our segments. Additionally, with respect to restructuring, these costs represent changes in operations rather than investments in the future capabilities of our operating businesses.

Voya Financial Page 4 of 43 Explanatory Note on Non-GAAP Financial Information Adjusted operating earnings before income taxes for Corporate includes Net investment gains (losses) and Net guaranteed benefit hedging gains (losses) associated with the Retained Business. These retained amounts are insignificant and do not distort the ability to make a meaningful evaluation of the trends of Corporate activities. Income (loss) related to businesses exited through reinsurance or divestment (including net investment gains (losses) on securities sold and expenses directly related to these transactions) is excluded from the results of operations from Adjusted operating earnings before income taxes. When we present the adjustments to Income (loss) from continuing operations before income taxes on a consolidated basis, each adjustment excludes the relative portions attributable to businesses exited through reinsurance or divestment. The most directly comparable U.S. GAAP measure to Adjusted operating earnings before income taxes is Income (loss) from continuing operations before income taxes. For a reconciliation of Adjusted operating earnings before income taxes to Income (loss) from continuing operations before income taxes, refer to the “Reconciliations” section in this document. Adjusted Operating Earnings - excluding Unlocking Adjusted operating earnings - excluding unlocking is also a non-GAAP financial measure. This measure excludes from Adjusted operating earnings before income taxes the following items: • DAC/VOBA and other intangibles unlocking; and • The net gains included in Adjusted operating earnings from a distribution of cash and securities in conjunction with a Lehman Brothers bankruptcy settlement (“Lehman Recovery”), and losses as a result of the decision to dispose of certain Low Income Housing Tax Credit partnerships (“LIHTC”) as a mean of exiting this asset class. Because DAC/VOBA and other intangibles unlocking can be volatile, excluding the effect of this item can improve period to period comparability. The net gain from the Lehman Brothers bankruptcy settlement and loss from the disposition of low-income housing tax credit partnerships affected run-rate results and we believe that this effect is not reflective of our ongoing performance. Adjusted Operating Earnings per Share (Diluted); Shareholders’ Equity/Book Value per Share, Excluding AOCI In addition to Net income (loss) per share, we report Adjusted Operating earnings per share (diluted) because we believe that Adjusted operating earnings before income taxes provides a meaningful measure of its business and segment performances and enhances the understanding of our financial results by focusing on the operating performance and trends of the underlying business segments and excluding items that tend to be highly variable from period to period based on capital market conditions and/or other factors. In addition to book value per share including Accumulated other comprehensive income (AOCI), we also report book value per share excluding AOCI and shareholders’ equity excluding AOCI. Included in AOCI are investment portfolio unrealized gains or losses. In the ordinary course of business we do not plan to sell most investments for the sole purpose of realizing gains or losses, and book value per share excluding AOCI and shareholders’ equity excluding AOCI provide a measure consistent with that view. The Adjusted debt to capital excludes AOCI and includes a 25% equity treatment afforded to subordinated debt. For a reconciliation of these non-GAAP measures to the most directly comparable U.S. GAAP measures, refer to the “Reconciliation of Adjusted Operating Earning Per Share; Book Value Per Share, Excluding AOCI” page of this document. Adjusted Return on Capital

We report Adjusted return on capital (“ROC”) because we believe this measure is a useful indicator of how effectively we use capital resources allocated to our segments apart from corporate and closed block activities, which include our Retirement, Investment Management, Individual Life and Employee Benefits segments. Capital is allocated to each of our segments in proportion to each segment’s target statutory capital, plus an allocation of the differences between statutory capital and total Voya Financial, Inc. shareholders’ equity on a GAAP basis (excluding AOCI), based on each segment’s portion of these differences. Statutory surplus in excess of target statutory capital and certain corporate assets and liabilities, such as certain deferred tax assets and liabilities for unfunded pension plans, are allocated to Corporate. We assume a 32% tax rate on Adjusted operating earnings and all components of Adjusted operating earnings described as “after-tax” , which reflects the estimated benefit of the dividend received deduction related to our segments. As a result of tax reform, we expect our effective tax rate for adjusted operating earnings to decline in future periods. Stranded Costs As a result of the Transaction, the revenues and expenses of the businesses held for sale have been classified as discontinued operations. Expenses classified within discontinued operations include only direct operating expenses incurred by the businesses being sold that 1) are identifiable as costs of the businesses being sold, and 2) we will not continue to recognize after the close of the Transaction. Consequently, indirect costs, such as those related to corporate and shared service functions that were previously allocated to the businesses held for sale, are excluded from discontinued operations. In addition, certain direct costs related to the businesses being sold, for which we will continue to perform transition services and be reimbursed in a transaction services agreement, are excluded from discontinued operations. Both types of costs (“Stranded Costs”) are included in Adjusted operating earnings and Income (loss) from continuing operations for all periods presented. We do not believe these Stranded Costs are representative of the future run-rate of expenses for our continuing operations, therefore they are currently allocated to Corporate. We will undertake efforts to eliminate some or all of the Stranded Costs through a cost reduction strategy that we expect to conclude by the middle of 2019. Explanatory Note on Non-GAAP Financial Information

Adjusted Operating Revenues

Voya Financial Page 5 of 43 Adjusted operating revenues is a measure of our segment revenues and a non-GAAP financial measure. Each segment’s Adjusted operating revenues are calculated by adjusting Total revenues for the following items: Net realized investment gains (losses) and related charges and adjustments, which are significantly influenced by economic and market conditions, including interest rates and credit spreads and are not indicative of normal operations. Net investment gains (losses) include gains (losses) on the sale of securities, impairments, changes in the fair value of investments using the FVO unrelated to the implied loan-backed security income recognition for certain mortgage-backed obligations and changes in the fair value of derivative instruments, excluding realized gains (losses) associated with swap settlements and accrued interest. These are net of related amortization of unearned revenue; Gain (loss) on change in fair value of derivatives related to guaranteed benefits, which is significantly influenced by economic and market conditions and not indicative of normal operations, includes changes in the fair value of derivatives related to guaranteed benefits, less the estimated cost of these benefits. The estimated cost, which is reflected in operating results, reflects the expected cost of these benefits if markets perform in line with our long-term expectations and includes the cost of hedging. Other derivative and reserve changes related to guaranteed benefits are excluded from operating revenues, including the impacts related to changes in nonperformance spread; Revenues related to businesses exited through reinsurance or divestment that do not qualify as discontinued operations, which includes revenues associated with transactions to exit blocks of business (including net investment gains (losses) on securities sold related to these transactions) and residual run-off activity; these gains and (losses) are often related to infrequent events and do not reflect performance of operating segments. Excluding this activity better reveals trends in our core business, which would be obscured by including the effects of business exited, and more closely aligns Operating revenues with how we manages our segments; Revenues attributable to noncontrolling interest, which represents the interests of shareholders, other than those of Voya Financial, Inc., in consolidated entities. Revenues attributable to noncontrolling interest represents such shareholders’ interests in the gains and losses of those entities, or the attribution of results from consolidated VIEs or VOEs to which we are not economically entitled; and Other adjustments to total revenues primarily reflect fee income earned by our broker-dealers for sales of non-proprietary products, which are reflected net of commission expense in our segments’ operating revenues, other items where the income is passed on to third parties and the elimination of intercompany investment expenses included in operating revenues. Adjusted operating revenues for Corporate includes Net investment gains (losses) and Gains (losses) on change in fair value of derivatives related to guaranteed benefits associated with the Retained Business. These retained amounts are insignificant and do not distort the ability to make a meaningful evaluation of the trends of Corporate activities. The most directly comparable U.S. GAAP measure to Adjusted operating revenues is Total revenues. For a reconciliation of Adjusted operating revenues to Total revenues, refer to the “Reconciliations” section in this document. Sources of Earnings We analyze our segment performance based on the sources of earnings. We believe this supplemental information is useful in order to gain a better understanding of our Adjusted operating earnings before income taxes for the following reasons: (1) we analyze our business using this information and (2) this presentation can be helpful for investors to understand the main drivers of Adjusted operating earnings (loss) before income taxes. The sources of earnings are defined as such: Investment spread and other investment income consists of net investment income and net realized investment gains (losses) associated with swap settlements and accrued interest, less interest credited to policyholder reserves. Fee based margin consists primarily of fees earned on assets under management (“AUM”), assets under administration (“AUA”), and transaction based recordkeeping fees. Net underwriting gain (loss) and other revenue contains the following: the difference between fees charged for insurance risks and incurred benefits, including mortality, morbidity, and surrender results, contractual charges for universal life and annuity contracts, the change in the unearned revenue reserve for universal life contracts, and that portion of traditional life insurance premiums intended to cover expenses and profits. Certain contract charges for universal life insurance are not recognized in income immediately, but are deferred as unearned revenues and are amortized into income in a manner similar to the amortization of DAC. Administrative expenses are general expenses, net of amounts capitalized as acquisition expenses and exclude commission expenses and fees on letters of credit. Trail commissions are commissions paid that are not deferred and thus recorded directly to expense. For a detail explanation of DAC/VOBA and other intangibles amortization/unlocking see “Unlocking of DAC/VOBA and other Contract Owner/Policyholder Intangibles” in our SEC filings. Other Information Financial information, unless otherwise noted, is rounded to millions, therefore may not sum to its corresponding total.

Page 6 of 43

Voya Financial

Key Metrics

(in millions USD, unless otherwise indicated)	Three Months Ended or As of 12/31/2017	9/30/2017	6/30/2017	3/31/2017	12/31/2016	Year-to-Date or As of 12/31/2017	12/31/2016
Income (loss) from continuing operations before income taxes	220	40	155	113	108	528	10
Income tax expense (benefit)	687	(40)	—	93	5	740	(29)
Income (loss) from discontinued operations, net of tax [1]	(2,616)	134	64	(162)	(478)	(2,580)	(337)
Net income (loss)	(3,083)	214	219	(142)	(375)	(2,792)	(298)
Net income (loss) attributable to noncontrolling interest	82	65	52	1	42	200	29
Net income (loss) available to Voya Financial, Inc.'s common shareholders	**(3,165)**	**149**	**167**	**(143)**	**(417)**	**(2,992)**	**(327)**
Adjusted operating earnings before income taxes - Consolidated [2]	**234**	**43**	**107**	**144**	**149**	**528**	**329**
Total Voya Financial, Inc. Shareholders' Equity	**10,009**	**13,653**	**13,353**	**12,891**	**12,995**	**10,009**	**12,995**
Total Voya Financial, Inc. Shareholders' Equity - Excluding AOCI [2]	**7,278**	**10,922**	**10,747**	**10,779**	**11,074**	**7,278**	**11,074**
Net Deferred Tax Asset (DTA) (net of valuation allowance)	1,856	2,954	2,888	2,951	2,660	1,856	2,660
Total Voya Financial, Inc. Shareholders' Equity - Excluding AOCI & DTA [3]	5,422	7,968	7,859	7,828	8,414	5,422	8,414
Debt to Capital:							
Debt to Capital	**25.7%**	**20.2%**	**20.6%**	**21.2%**	**21.5%**	**25.7%**	**21.5%**
Adjusted Debt to Capital [2] [5]	**30.5%**	**22.7%**	**23.0%**	**23.0%**	**23.0%**	**30.5%**	**23.0%**
Per Share:							
Net income (loss) available to shareholders per common share:							
Basic	(17.64)	0.83	0.90	(0.75)	(2.14)	(16.25)	(1.63)
Diluted	(17.64)	0.81	0.89	(0.75)	(2.14)	(16.25)	(1.63)
Adjusted operating earnings per share (diluted) [2] [4]	0.87	0.16	0.39	0.51	0.52	1.92	1.10
Adjusted operating earnings per share (diluted) - ex unlocking [2] [4]	0.87	0.86	0.81	0.49	0.52	3.01	1.76
Book value per share (including AOCI)	58.19	75.98	74.30	67.88	66.78	58.19	66.78
Book value per share (excluding AOCI) [4]	42.31	60.78	59.80	56.76	56.91	42.31	56.91
Shares:							
Weighted-average common shares outstanding							
Basic	179	180	186	192	195	184	201
Diluted	179	182	188	192	195	184	201
Ending shares outstanding	172	180	180	190	195	172	195
Returned to Shareholders:							
Repurchase of common shares, excluding commissions	401	—	375	247	—	1,023	487
Dividends to shareholders	2	2	2	2	2	8	8
Total cash returned to shareholders	**403**	**2**	**377**	**249**	**2**	**1,031**	**495**

[1] Income (loss) from discontinued operations, net of tax includes a $2.4 billion write down of assets of businesses held for sale to fair value less costs to sell in the periods ended 12/31/2017.

[2] This measure is a Non-GAAP financial measure. For an explanation of our use of Non-GAAP financial measures, refer the "Explanatory Note on Non-GAAP Financial Information" beginning on page 3 of this document. For a reconciliation of this item to the most directly comparable GAAP measure, refer to the "Reconciliations" section beginning on page 35 of this document.

[3] Deferred Tax Asset (DTA) related to Federal Net Operating Loss Carry Forwards ("Federal NOLs"), Life Subgroup Deferred Losses related to Closed Block VA Hedge Losses, Alternative Minimum Tax refundable in the short term under new tax legislation, and Non-Life Subgroup Deferred Losses related to tax-based goodwill, net of $447 million tax valuation allowance related to Federal NOLs for the periods ended December 31, 2017.

[4] For an explanation of the diluted weighted-average common share measures used for Adjusted operating earnings per share (diluted) please refer to the "Reconciliation of the Operating Earning Per Share; Book Value Per Share, Excluding AOCI" section on page 41 of this document.

[5] Includes a 25% equity treatment afforded to subordinated debt and excludes AOCI.

PLAN | INVEST | PROTECT

Voya Financial

Page 7 of 43

Consolidated Statements of Operations

(in millions USD)	Three Months Ended					Year-to-Date	
	12/31/2017	9/30/2017	6/30/2017	3/31/2017	12/31/2016	12/31/2017	12/31/2016
Revenues							
Net investment income	824	795	832	843	855	3,294	3,354
Fee income	667	684	639	637	630	2,627	2,471
Premiums	515	533	526	547	785	2,121	2,795
Net realized capital gains (losses)	(63)	(53)	(25)	(86)	(148)	(227)	(363)
Income (loss) related to consolidated investment entities	137	140	129	27	103	432	189
Other revenues	106	85	90	89	99	371	342
Total revenues	**2,186**	**2,184**	**2,191**	**2,057**	**2,324**	**8,618**	**8,788**
Benefits and expenses							
Interest credited and other benefits to contract owners/policyholders	(1,159)	(1,192)	(1,136)	(1,149)	(1,335)	(4,636)	(5,314)
Operating expenses	(682)	(674)	(630)	(668)	(705)	(2,654)	(2,655)
Net amortization of DAC/VOBA	(61)	(209)	(195)	(64)	(104)	(529)	(415)
Interest expense	(44)	(49)	(45)	(46)	(45)	(184)	(288)
Operating expenses related to consolidated investment entities	(20)	(20)	(30)	(17)	(27)	(87)	(106)
Total benefits and expenses	**(1,966)**	**(2,144)**	**(2,036)**	**(1,944)**	**(2,216)**	**(8,090)**	**(8,778)**
Income (loss) from continuing operations before income taxes	**220**	**40**	**155**	**113**	**108**	**528**	**10**
Less:							
Net investment gains (losses) and related charges and adjustments	(54)	(12)	2	(20)	18	(84)	(108)
Net guaranteed benefit hedging gains (losses) and related charges and adjustments	34	5	(1)	8	(4)	46	4
Income (loss) related to businesses exited through reinsurance or divestment	(39)	(2)	1	(5)	(17)	(45)	(14)
Income (loss) attributable to noncontrolling interests	82	65	52	1	43	200	29
Income (loss) on early extinguishment of debt	—	(3)	—	(1)	—	(4)	(104)
Immediate recognition of net actuarial gains (losses) related to pension and other postretirement benefit obligations and gains (losses) from plan amendments and curtailments	(17)	1	—	—	(48)	(16)	(55)
Other adjustments [1]	(20)	(57)	(6)	(14)	(32)	(97)	(71)
Adjusted operating earnings before income taxes [2]	**234**	**43**	**107**	**144**	**149**	**528**	**329**

[1] Includes restructuring expenses (severance, lease write-offs, etc.) and expenses associated with the rebranding of Voya Financial, Inc. from ING U.S., Inc.

[2] This measure is a Non-GAAP financial measure. For an explanation of our use of Non-GAAP financial measures, refer the "Explanatory Note on Non-GAAP Financial Information" beginning on page 3 of this document. For a reconciliation of this item to the most directly comparable GAAP measure, refer to the "Reconciliations" section beginning on page 35 of this document.

PLAN | INVEST | PROTECT

Voya Financial
Page 8 of 43

Consolidated Adjusted Operating Earnings Before Income Taxes

	Three Months Ended					Year-to-Date	
(in millions USD)	12/31/2017	9/30/2017	6/30/2017	3/31/2017	12/31/2016	12/31/2017	12/31/2016
Consolidated Adjusted Operating Earnings Before Income Taxes							
Adjusted operating revenues							
Net investment income and net realized gains (losses)	752	736	758	728	763	2,975	2,911
Fee income	711	731	691	674	673	2,808	2,640
Premiums	514	531	525	546	784	2,116	2,789
Other revenue	47	30	36	37	48	147	139
Adjusted operating revenues [1]	**2,025**	**2,028**	**2,010**	**1,985**	**2,268**	**8,046**	**8,479**
Adjusted operating benefits and expenses							
Interest credited and other benefits to contract owners/policyholders	(1,077)	(1,157)	(1,078)	(1,122)	(1,393)	(4,435)	(5,193)
Operating expenses	(592)	(570)	(575)	(604)	(587)	(2,340)	(2,363)
Net amortization of DAC/VOBA	(76)	(211)	(203)	(67)	(92)	(557)	(407)
Interest expense	(46)	(46)	(47)	(47)	(46)	(186)	(187)
Adjusted operating benefits and expenses	**(1,791)**	**(1,986)**	**(1,903)**	**(1,840)**	**(2,118)**	**(7,518)**	**(8,150)**
Adjusted operating earnings before income taxes [1]	**234**	**43**	**107**	**144**	**149**	**528**	**329**
Adjusted Operating Revenues and Adjusted Operating Earnings by Segment							
Adjusted operating revenues							
Retirement	649	634	630	625	923	2,538	3,257
Investment Management	186	171	203	171	189	731	627
Individual Life	635	669	629	630	641	2,563	2,528
Employee Benefits	431	447	443	446	410	1,767	1,616
Corporate	124	107	105	112	105	447	451
Adjusted operating revenues [1]	**2,025**	**2,028**	**2,010**	**1,985**	**2,268**	**8,046**	**8,479**
Adjusted Operating Earnings							
Retirement	168	107	33	148	143	456	450
Investment Management	61	54	85	49	65	248	171
Individual Life	63	(66)	62	32	43	92	59
Employee Benefits	30	58	27	11	32	127	126
Corporate	(89)	(110)	(100)	(95)	(133)	(395)	(477)
Adjusted operating earnings before income taxes [1]	**234**	**43**	**107**	**144**	**149**	**528**	**329**

[1] This measure is a Non-GAAP financial measure. For an explanation of our use of Non-GAAP financial measures, refer the "Explanatory Note on Non-GAAP Financial Information" beginning on page 3 of this document. For a reconciliation of this item to the most directly comparable GAAP measure, refer to the "Reconciliations" section beginning on page 35 of this document.

PLAN | INVEST | PROTECT
VOYA FINANCIAL

Page 9 of 43

Voya Financial

Adjusted Operating Earnings by Segment

(in millions USD)	Retirement	Investment Management	Individual Life	Employee Benefits	Corporate	Consolidated
	Three Months Ended December 31, 2017					
Adjusted operating revenues						
Net investment income and net realized gains (losses)	432	8	218	27	67	752
Fee income	194	164	309	16	28	711
Premiums	1		104	389	20	514
Other revenue	22	14	4	(1)	9	47
Adjusted operating revenues [(1)]	**649**	**186**	**635**	**431**	**124**	**2,025**
Adjusted operating benefits and expenses						
Interest credited and other benefits to contract owners/policyholders	(241)	—	(462)	(316)	(59)	(1,077)
Operating expenses	(214)	(125)	(65)	(82)	(106)	(592)
Net amortization of DAC/VOBA	(27)	—	(45)	(3)	(2)	(76)
Interest expense	—	—	—	—	(46)	(46)
Adjusted operating benefits and expenses	**(482)**	**(125)**	**(572)**	**(401)**	**(213)**	**(1,791)**
Adjusted operating earnings before income taxes [(1)]	**168**	**61**	**63**	**30**	**(89)**	**234**

	Three Months Ended December 31, 2016					
	Retirement	Investment Management	Individual Life	Employee Benefits	Corporate	Consolidated
Adjusted operating revenues						
Net investment income and net realized gains (losses)	434	9	225	30	66	763
Fee income	176	152	304	15	26	673
Premiums	294	—	110	365	15	784
Other revenue	19	28	3	(1)	(2)	48
Adjusted operating revenues [(1)]	**923**	**189**	**641**	**410**	**105**	**2,268**
Adjusted operating benefits and expenses						
Interest credited and other benefits to contract owners/policyholders	(534)	—	(474)	(303)	(82)	(1,393)
Operating expenses	(207)	(124)	(82)	(74)	(100)	(587)
Net amortization of DAC/VOBA	(39)	—	(41)	(2)	(10)	(92)
Interest expense	—	—	—	—	(46)	(46)
Adjusted operating benefits and expenses	**(780)**	**(124)**	**(598)**	**(378)**	**(238)**	**(2,118)**
Adjusted operating earnings before income taxes [(1)]	**143**	**65**	**43**	**32**	**(133)**	**149**

[(1)] This measure is a Non-GAAP financial measure. For an explanation of our use of Non-GAAP financial measures, refer the "Explanatory Note on Non-GAAP Financial Information" beginning on page 3 of this document. For a reconciliation of this item to the most directly comparable GAAP measure, refer to the "Reconciliations" section beginning on page 35 of this document.

PLAN | INVEST | PROTECT

VOYA FINANCIAL

Page 10 of 43

Voya Financial

Adjusted Operating Earnings by Segment

(in millions USD)	Retirement	Investment Management	Individual Life	Employee Benefits	Corporate	Consolidated
	Twelve Months Ended December 31, 2017					
Adjusted operating revenues						
Net investment income and net realized gains (losses)	1,703	57	860	109	246	2,975
Fee income	744	632	1,259	63	110	2,808
Premiums	6	—	428	1,600	82	2,116
Other revenue	85	42	16	(5)	9	147
Adjusted operating revenues [(1)]	**2,538**	**731**	**2,563**	**1,767**	**447**	**8,046**
Adjusted operating benefits and expenses						
Interest credited and other benefits to contract owners/policyholders	(958)	—	(1,935)	(1,293)	(249)	(4,435)
Operating expenses	(850)	(483)	(275)	(336)	(396)	(2,340)
Net amortization of DAC/VOBA	(274)	—	(261)	(11)	(11)	(557)
Interest expense	—	—	—	—	(186)	(186)
Adjusted operating benefits and expenses	**(2,082)**	**(483)**	**(2,471)**	**(1,640)**	**(842)**	**(7,518)**
Adjusted operating earnings before income taxes [(1)]	**456**	**248**	**92**	**127**	**(395)**	**528**

	Twelve Months Ended December 31, 2016					
	Retirement	Investment Management	Individual Life	Employee Benefits	Corporate	Consolidated
Adjusted operating revenues						
Net investment income and net realized gains (losses)	1,674	(8)	857	111	277	2,911
Fee income	687	582	1,209	62	100	2,640
Premiums	824	—	446	1,447	72	2,789
Other revenue	72	53	16	(4)	2	139
Adjusted operating revenues [(1)]	**3,257**	**627**	**2,528**	**1,616**	**451**	**8,479**
Adjusted operating benefits and expenses						
Interest credited and other benefits to contract owners/policyholders	(1,744)	—	(1,973)	(1,169)	(307)	(5,193)
Operating expenses	(854)	(456)	(330)	(306)	(417)	(2,363)
Net amortization of DAC/VOBA	(209)	—	(166)	(15)	(17)	(407)
Interest expense	—	—	—	—	(187)	(187)
Adjusted operating benefits and expenses	**(2,807)**	**(456)**	**(2,469)**	**(1,490)**	**(928)**	**(8,150)**
Adjusted operating earnings before income taxes [(1)]	**450**	**171**	**59**	**126**	**(477)**	**329**

[(1)] This measure is a Non-GAAP financial measure. For an explanation of our use of Non-GAAP financial measures, refer the "Explanatory Note on Non-GAAP Financial Information" beginning on page 3 of this document. For a reconciliation of this item to the most directly comparable GAAP measure, refer to the "Reconciliations" section beginning on page 38 of this document.

PLAN I INVEST I PROTECT

VOYA FINANCIAL

Page 11 of 43

Voya Financial
Consolidated Balance Sheets

(in millions USD)	Balances as of 12/31/2017	9/30/2017	6/30/2017	3/31/2017	12/31/2016
Assets					
Total investments	66,087	65,918	64,976	63,987	63,783
Cash and cash equivalents	1,218	1,470	1,528	1,366	2,096
Assets held in separate accounts	77,605	77,613	72,747	70,444	66,185
Premium receivable and reinsurance recoverable	7,632	7,273	7,249	7,323	7,287
Short term investments under securities loan agreement and accrued investment income	2,293	2,603	1,408	1,273	1,252
Deferred policy acquisition costs, Value of business acquired	3,374	3,403	3,620	3,929	3,997
Deferred income taxes	781	1,293	1,375	1,632	1,570
Other assets [(1)]	1,314	1,477	1,581	1,598	1,650
Assets related to consolidated investment entities	3,176	3,618	3,679	4,144	4,056
Assets held for sale	59,052	62,325	62,026	61,681	62,709
Total Assets	**222,532**	**226,993**	**220,189**	**217,377**	**214,585**
Liabilities					
Future policy benefits and contract owner account balances	65,805	65,100	64,778	64,639	64,848
Liabilities related to separate accounts	77,605	77,613	72,747	70,444	66,185
Payables under securities loan agreements, including collateral held	1,866	2,139	1,000	831	969
Short-term debt	337	337	736	736	—
Long-term debt	3,123	3,122	2,726	2,726	3,550
Other liabilities [(2)]	2,775	2,816	2,681	2,721	2,994
Liabilities related to consolidated investment entities	1,705	2,168	2,155	2,544	2,495
Liabilities held for sale	58,277	59,087	59,073	58,858	59,576
Total Liabilities	**211,493**	**212,382**	**205,896**	**203,499**	**200,617**
Shareholders' Equity					
Common stock	3	3	3	3	3
Treasury stock	(3,827)	(3,426)	(3,426)	(3,050)	(2,796)
Additional paid-in capital	23,821	23,900	23,873	23,697	23,609
Retained earnings (deficit)	(12,719)	(9,555)	(9,703)	(9,871)	(9,742)
Total Voya Financial, Inc. Shareholders' Equity - Excluding AOCI	**7,278**	**10,922**	**10,747**	**10,779**	**11,074**
Accumulated other comprehensive income	2,731	2,731	2,606	2,112	1,921
Total Voya Financial, Inc. Shareholders' Equity	**10,009**	**13,653**	**13,353**	**12,891**	**12,995**
Noncontrolling interest	1,030	958	940	987	973
Total Shareholders' Equity	**11,039**	**14,611**	**14,293**	**13,878**	**13,968**
Total Liabilities and Shareholders' Equity	**222,532**	**226,993**	**220,189**	**217,377**	**214,585**

[(1)] Includes Other assets, Sales inducements to contract holders, Current income taxes, Goodwill and other intangible assets.
[(2)] Includes Other liabilities, Derivatives, Pension and other postretirement provisions, Funds held under reinsurance agreements, and Current income taxes.

PLAN I INVEST I PROTECT

Voya Financial

Page 12 of 43

DAC/VOBA Segment Trends

(in millions USD)	Three Months Ended					Year-to-Date	
	12/31/2017	9/30/2017	6/30/2017	3/31/2017	12/31/2016	12/31/2017	12/31/2016
Retirement							
Balance as of Beginning-of-Period	857	920	1,141	1,165	814	1,165	1,403
Deferrals of commissions and expenses	23	21	23	26	22	93	95
Amortization	(26)	(34)	(33)	(25)	(24)	(118)	(115)
Unlocking [1]	9	(39)	(102)	13	(23)	(120)	(83)
Change in unrealized capital gains/losses	19	(11)	(108)	(38)	376	(138)	(135)
Balance as of End-of-Period	**882**	**857**	**920**	**1,141**	**1,165**	**882**	**1,165**
Deferred Sales Inducements as of End-of-Period	32	33	34	35	36	32	36
Individual Life							
Balance as of Beginning-of-Period	2,423	2,573	2,657	2,702	2,378	2,702	2,857
Deferrals of commissions and expenses	31	26	31	35	33	123	147
Amortization	(38)	(44)	(50)	(43)	(38)	(175)	(125)
Unlocking	—	(83)	(4)	(4)	(5)	(91)	(56)
Change in unrealized capital gains/losses	(50)	(50)	(60)	(32)	335	(193)	(121)
Balance as of End-of-Period	**2,366**	**2,423**	**2,573**	**2,657**	**2,702**	**2,366**	**2,702**
Other [2]							
Balance as of Beginning-of-Period	121	124	130	130	112	130	161
Deferrals of commissions and expenses	7	6	8	5	6	26	22
Amortization	(8)	(5)	(5)	(6)	(3)	(24)	(19)
Unlocking and loss recognition	1	(4)	(1)	3	(10)	(1)	(17)
Change in unrealized capital gains/losses	5	—	(8)	(2)	25	(5)	(17)
Balance as of End-of-Period	**126**	**121**	**124**	**130**	**130**	**126**	**130**
Deferred Sales Inducements as of End-of-Period	1	1	1	2	1	1	1
Total							
Balance as of Beginning-of-Period	3,401	3,621	3,930	3,998	3,304	3,997	4,421
Deferrals of commissions and expenses	61	53	62	66	61	242	264
Amortization	(72)	(83)	(88)	(74)	(65)	(317)	(259)
Unlocking	10	(126)	(107)	12	(38)	(212)	(156)
Change in unrealized capital gains/losses	(26)	(61)	(176)	(72)	736	(336)	(273)
Balance as of End-of-Period	**3,374**	**3,404**	**3,621**	**3,930**	**3,998**	**3,374**	**3,997**
Deferred Sales Inducements as of End-of-Period	33	34	35	37	37	33	37

[1] Beginning in the second quarter of 2017, we solicited customer consents to execute a change to reduce the guaranteed minimum interest rate ("GMIR") applicable to future deposits and transfers into fixed investment option for certain retirement plan contracts with above-market GMIRs. This change, which reduces our exposure to low interest rates on new deposits, transfers and in certain plans existing fixed account assets, resulted in unfavorable unlocking for the Retirement segment of $91.8 million and $128.0 million, for the three months ended 9/30/2017 and 6/30/2017,respectively.

[2] Includes Employee Benefits, Investment Management and closed blocks, including remaining annuities businesses.

PLAN | INVEST | PROTECT

VOYA FINANCIAL

Voya Financial Page 13 of 43 Consolidated Capital Structure (in millions USD) 12/31/2017 9/30/2017 Balances as of 6/30/2017 3/31/2017 12/31/2016 Financial Debt Senior bonds 2,703 2,7022,7052,7042,793 Subordinated bonds 752 752752752752 Other debt 5 5555 Total Debt 3,460 3,459 3,462 3,461 3,550 Equity Total common equity (Excluding AOCI) (1) 7,278 10,92210,74710,77911,074 Accumulated other comprehensive income (AOCI) 2,731 2,7312,6062,1121,921 Total Voya Financial, Inc. Shareholders’ Equity 10,009 13,653 13,353 12,891 12,995 Total Equity (Excluding AOCI) (1) 7,278 10,922 10,747 10,779 11,074 Capital Total Capitalization 13,469 17,112 16,815 16,352 16,545 Total Capitalization (Excluding AOCI) (1) 10,738 14,381 14,209 14,240 14,624

Debt to Capital Debt to Capital 25.7% 20.2% 20.6% 21.2% 21.5% Adjusted Debt to Capital (1) (2) 30.5% 22.7% 23.0% 23.0% 23.0%

(1) This measure is a Non-GAAP financial measure. For an explanation of our use of Non-GAAP financial measures, refer the “Explanatory Note on Non-GAAP Financial Information” beginning on page 3 of this document. For a reconciliation of this item to the most directly comparable GAAP measure, refer to the “Reconciliations” section beginning on page 35 of this document.

(2) Includes a 25% equity treatment afforded to subordinated debt and excludes AOCI.

Voya Financial Page 14 of 43 Consolidated Assets Under Management/Assets Under Administration As of December 31, 2017

(in millions USD) General Account Separate(4) Account (4) Institutional/ Mutual Funds Total AUM - Assets Under Management AUA - Assets Under Administration Total AUM + AUA Retirement (1) 32,571 71,23334,387138,191244,517382,708 Investment Management 82,006 46,08696,194224,28650,018274,304 Individual Life (2) 12,824 2,809—15,633—15,633 Employee Benefits 1,813 16—1,829—1,829 Eliminations/Other (47,208) (13,645)(11,106)(71,959)(47,999)(119,958) Total AUM and AUA (3) 82,006 106,499 119,475 307,980 246,536 554,516 (1) Includes wrapped funds as well as unwrapped Voya-managed funds. (2) Includes assets backing interest and non-interest sensitive products. (3) Includes AUM balances related to annuities and variable annuities businesses held for sale, for which a substantial portion of the assets will continue to be managed by the Investment Management segment. (4) Includes separate account balances related to annuities and variable annuities businesses held for sale, which are reported as Assets held for sale on the balance sheet.

Retirement

Voya Financial
Page 16 of 43

Retirement Sources of Operating Earnings and Key Metrics

(in millions USD)	Three Months Ended or As of					Year-to-Date or As of	
	12/31/2017	9/30/2017	6/30/2017	3/31/2017	12/31/2016	12/31/2017	12/31/2016
Sources of operating earnings before income taxes:							
Investment spread and other investment income	192	185	181	192	193	750	747
Fee based margin	221	212	208	202	198	844	771
Net underwriting gain (loss) and other revenue	(9)	(8)	(4)	(3)	(4)	(23)	(14)
Administrative expenses	(167)	(159)	(163)	(184)	(166)	(673)	(694)
Trail commissions	(42)	(41)	(41)	(40)	(38)	(163)	(146)
DAC/VOBA and other intangibles amortization, excluding unlocking	(35)	(38)	(35)	(33)	(37)	(141)	(149)
DAC/VOBA and other intangibles unlocking [1]	7	(44)	(114)	13	(4)	(137)	(66)
Adjusted operating earnings before income taxes [2]	**168**	**107**	**33**	**148**	**143**	**456**	**450**
Adjusted Return on Capital [3]	10.3%	9.9%	9.6%	9.3%	8.8%	10.3%	8.8%
Gross investment income							
Fixed income	386	390	386	385	388	1,546	1,548
Limited partnership income	2	2	3	1	2	8	(2)
Prepayment fee income	11	6	5	6	13	27	56
Total gross investment income	**399**	**398**	**394**	**392**	**403**	**1,581**	**1,602**
Investment expenses	(17)	(19)	(17)	(19)	(18)	(72)	(68)
Credited interest	(236)	(237)	(233)	(230)	(235)	(935)	(906)
Net margin	**146**	**142**	**144**	**143**	**150**	**574**	**628**
Other investment income [4]	46	42	38	49	43	176	119
Investment spread and other investment income	**192**	**185**	**181**	**192**	**193**	**750**	**747**
Fee based margin							
Fee based margin - excluding Recordkeeping	177	171	168	163	158	679	615
Fee based margin - Recordkeeping	44	41	40	39	40	165	156
Fee based margin	**221**	**212**	**208**	**202**	**198**	**844**	**771**
Assets Under Management by Fund Group							
General account	32,571	32,761	32,625	32,496	32,469	32,571	32,469
Guaranteed separate account	7,695	7,771	7,104	7,186	7,192	7,695	7,192
Non-guaranteed separate account	63,538	60,705	58,386	56,381	52,882	63,538	52,882
Mutual funds / Institutional funds	34,387	33,348	31,619	30,380	28,865	34,387	28,865
Total AUM	**138,191**	**134,585**	**129,735**	**126,443**	**121,408**	**138,191**	**121,408**
AUA	244,517	227,284	213,499	209,308	195,441	244,517	195,441
Total AUM and AUA	**382,708**	**361,868**	**343,234**	**335,751**	**316,849**	**382,708**	**316,849**

[1] Beginning in the second quarter of 2017, we solicited customer consents to execute a change to reduce the guaranteed minimum interest rate ("GMIR") applicable to future deposits and transfers into fixed investment option for certain retirement plan contracts with above-market GMIRs. This change, which reduces our exposure to low interest rates on new deposits, transfers and in certain plans existing fixed account assets, resulted in unfavorable unlocking for the Retirement segment of $91.8 million and $128.0 million, for the three months ended 9/30/2017 and 6/30/2017,respectively.

[2] The three months ended 12/31/16 include $5.3 million of net investment income, and $(1.2) million of DAC/VOBA and other intangibles amortization from Lehman Recovery.

[3] Adjusted Return on Capital calculated using trailing twelve months.

[4] Includes investment income on assets backing surplus that has been allocated from the corporate segment and income from policy loans.

PLAN | INVEST | PROTECT
VOYA FINANCIAL

Voya Financial

Page 17 of 43

Retirement AUM Rollforward by Product Group

(in millions USD)	Three Months Ended 12/31/2017	9/30/2017	6/30/2017	3/31/2017	12/31/2016	Year-to-Date 12/31/2017	12/31/2016
Full service - Corporate markets							
Assets under management, beginning of period	58,010	55,536	53,163	49,921	48,964	49,921	45,089
Transfer/Single deposits	1,597	1,212	1,430	1,499	1,499	5,738	4,115
Recurring deposits	1,219	1,307	1,296	1,502	1,103	5,324	4,798
Total Deposits	2,816	2,519	2,726	3,001	2,602	11,062	8,913
Surrenders, benefits, and product charges	(2,656)	(1,952)	(1,881)	(2,061)	(2,160)	(8,550)	(7,302)
Net Flows	161	567	845	940	442	2,512	1,611
Interest credited and investment performance	2,324	1,907	1,529	2,302	569	8,061	3,275
Transfer to reinsurer / between markets [1]	—	—	—	—	(53)	—	(53)
Assets under management, end of period	**60,495**	**58,010**	**55,536**	**53,163**	**49,921**	**60,495**	**49,921**
Full service - Tax-exempt markets							
Assets under management, beginning of period	60,590	58,549	57,185	55,497	54,796	55,497	51,642
Transfer/Single deposits	272	789	294	613	443	1,967	1,980
Recurring deposits	775	724	786	868	743	3,154	2,995
Total Deposits	1,047	1,513	1,080	1,481	1,186	5,121	4,975
Surrenders, benefits, and product charges	(1,234)	(1,155)	(1,011)	(1,729)	(1,115)	(5,129)	(4,159)
Net Flows	(187)	358	69	(248)	71	(8)	816
Interest credited and investment performance	1,667	1,684	1,295	1,935	630	6,582	3,040
Transfer to reinsurer / between markets [1]	—	—	—	—	—	—	—
Assets under management, end of period	**62,070**	**60,590**	**58,549**	**57,185**	**55,497**	**62,070**	**55,497**
Stable value [2] and Pension risk transfer							
Assets under management, beginning of period	12,403	12,088	12,536	12,506	12,347	12,506	10,763
Transfer/Single deposits	137	415	25	158	405	735	1,764
Recurring deposits	67	95	87	133	121	382	457
Total Deposits	205	510	112	291	526	1,117	2,221
Surrenders, benefits, and product charges	(620)	(283)	(670)	(337)	(239)	(1,910)	(715)
Net Flows	(415)	227	(558)	(46)	287	(793)	1,506
Interest credited and investment performance	(6)	89	111	76	(181)	270	182
Transfer to reinsurer / between markets [1]	—	—	—	—	53	—	53
Assets under management, end of period	**11,982**	**12,403**	**12,088**	**12,536**	**12,506**	**11,982**	**12,506**
Retail wealth management							
Assets under management, beginning of period	3,581	3,562	3,559	3,485	3,462	3,485	3,314
Transfer/Single deposits	180	150	161	221	231	712	960
Recurring deposits	1	1	1	1	1	3	2
Total Deposits	181	151	162	222	232	715	962
Surrenders, benefits, and product charges	(214)	(211)	(237)	(259)	(228)	(921)	(961)
Net Flows	(34)	(60)	(75)	(37)	4	(206)	1
Interest credited and investment performance	97	80	77	111	19	365	170
Assets under management, end of period	**3,644**	**3,581**	**3,562**	**3,559**	**3,485**	**3,644**	**3,485**
Total AUM [3]							
Assets under management, beginning of period	134,585	129,735	126,443	121,408	119,568	121,408	110,807
Transfer/Single deposits	2,186	2,565	1,909	2,491	2,578	9,152	8,819
Recurring deposits	2,062	2,126	2,171	2,505	1,968	8,863	8,253
Total Deposits	4,248	4,691	4,080	4,996	4,545	18,014	17,071
Surrenders, benefits, and product charges	(4,724)	(3,600)	(3,800)	(4,386)	(3,742)	(16,509)	(13,137)
Net Flows	(476)	1,091	280	610	803	1,505	3,935
Interest credited and investment performance	4,082	3,759	3,012	4,424	1,037	15,278	6,667
Assets under management, end of period	**138,191**	**134,585**	**129,735**	**126,443**	**121,408**	**138,191**	**121,408**

[1] AUM transfers between Retirement market.
[2] Where Voya is the Investment Manager.
[3] Excludes Recordkeeping and Stable Value where Voya is not the Investment Manager.

PLAN | INVEST | PROTECT

VOYA FINANCIAL

Investment Management

Voya Financial
Page 19 of 43

Investment Management Sources of Operating Earnings

	Three Months Ended					Year-to-Date	
(in millions USD)	12/31/2017	9/30/2017	6/30/2017	3/31/2017	12/31/2016	12/31/2017	12/31/2016
Sources of operating earnings before income taxes:							
Investment capital and other investment income [1]	8	5	35	9	9	57	(8)
Fee based margin	178	166	168	163	181	675	635
Administrative expenses	(125)	(118)	(118)	(122)	(124)	(484)	(456)
Adjusted operating earnings before income taxes [2]	**61**	**53**	**85**	**49**	**65**	**248**	**171**
Fee based margin							
Investment advisory and administrative revenue	164	160	157	150	152	632	582
Other fee based margin	14	6	11	12	29	43	53
Fee based margin	**178**	**166**	**168**	**163**	**181**	**675**	**635**

[1] Includes performance fees related to sponsored private equity funds ("carried interest") that are subject to later reversal based on subsequent fund performance, to the extent that cumulative rates of investment return fall below specified investment hurdle rates. Should the market value of a portfolio increase in future periods, reversals of carried interest could be fully or partially recovered. For the three and twelve months ended December 31, 2017, our carried interest net results included a gain of $9 million and $35 million, respectively, including the recovery of $25 million of carried interest reversed in prior periods. For the twelve months ended December 31, 2016, our carried interest net results included the reversal (loss) of approximately $30 million, in previously accrued carried interest.

[2] The twelve months ended 12/31/2017 and 12/31/16 include $0 million and $3 million, respectively of net investment income from Lehman Recovery.

PLAN | INVEST | PROTECT

Voya Financial
Page 20 of 43

Investment Management Key Metrics

(in millions USD)	Balances as of 12/31/2017	9/30/2017	6/30/2017	3/31/2017	12/31/2016	Balances as of 12/31/2017	12/31/2016
Client Assets by Source:							
External clients							
Investment Management sourced	85,804	83,070	80,158	76,195	73,992	85,804	73,992
Affiliate sourced	56,476	56,546	54,937	54,636	54,254	56,476	54,254
Subtotal external clients	**142,280**	**139,616**	**135,095**	**130,831**	**128,246**	**142,280**	**128,246**
General Account [1]	82,006	82,489	81,905	82,069	82,760	82,006	82,760
Total Client Assets (AUM)	**224,286**	**222,105**	**217,000**	**212,900**	**211,006**	**224,286**	**211,006**
Administration Only Assets (AUA)	50,018	50,460	50,920	50,519	49,685	50,018	49,685
Total AUM and AUA	**274,304**	**272,565**	**267,920**	**263,419**	**260,691**	**274,304**	**260,691**

	Three Months Ended 12/31/2017	9/30/2017	6/30/2017	3/31/2017	12/31/2016	Year-to-Date 12/31/2017	12/31/2016
Analysis of investment advisory and administrative revenues, net, by source: [2]							
External clients							
Investment Management sourced	92	86	87	79	81	343	304
Affiliate sourced	28	29	27	29	29	114	116
Subtotal external clients	**120**	**115**	**114**	**108**	**110**	**457**	**420**
General Account	40	40	39	39	39	158	150
Total investment advisory and administrative revenues, net, from AUM	**160**	**155**	**153**	**147**	**149**	**615**	**570**
Administration Only Fees	5	6	4	3	3	18	12
Total investment advisory and administrative revenues, net, by source [2]	**164**	**160**	**157**	**150**	**152**	**632**	**582**
Revenue Yield (bps): [2] [3]							
External clients							
Investment Management sourced	43.3	42.0	44.6	41.9	44.4	42.9	43.0
Affiliate sourced	19.5	21.0	19.9	21.2	21.4	20.4	21.4
Revenue Yield on Institutional/retail	**33.8**	**33.5**	**34.4**	**33.2**	**34.6**	**33.7**	**33.6**
General Account	19.5	19.3	19.0	18.9	19.3	19.2	19.0
Revenue Yield on Client Assets (AUM)	**28.5**	**28.2**	**28.5**	**27.7**	**28.7**	**28.2**	**27.9**
Revenue Yield on Administration Only Assets (AUA)	4.0	4.5	3.3	2.5	2.4	3.6	2.4
Total Revenue Yield on AUM and AUA (bps) [2] [3]	**24.0**	**23.8**	**23.7**	**22.9**	**23.6**	**23.6**	**23.0**

[1] General Account assets reported on a Statutory Book Value billing basis consistent with revenues earned.
[2] Measures used by management to evaluate ongoing business performance, allowing for more appropriate comparisons with industry peers.
[3] Revenue Yields calculated using average client assets for the period.

PLAN I INVEST I PROTECT

Voya Financial
Page 21 of 43

Investment Management Account Rollforward by Source

(in millions USD)	Three Months Ended 12/31/2017	9/30/2017	6/30/2017	3/31/2017	12/31/2016	Year-to-Date 12/31/2017	12/31/2016
Investment Management Sourced AUM:							
Beginning of period AUM	**83,070**	**80,158**	**76,195**	**73,992**	**72,813**	**73,992**	**68,144**
Inflows							
Inflows from sub-advisor replacements	—	—	—	—	—	—	—
Inflows-other	4,219	5,290	5,500	3,833	5,995	18,842	16,853
Outflows	(3,384)	(4,062)	(3,115)	(3,264)	(4,412)	(13,825)	(14,114)
Net Flows	**836**	**1,228**	**2,385**	**568**	**1,583**	**5,017**	**2,739**
Net Money Market Flows	60	(23)	21	(45)	17	13	(28)
Change in Market Value	1,975	1,445	1,488	1,805	(346)	6,711	3,564
Other (Including Acquisitions / Divestitures)	(136)	263	70	(125)	(75)	71	(427)
End of period AUM	**85,804**	**83,070**	**80,158**	**76,195**	**73,992**	**85,804**	**73,992**
Organic Growth (Net Flows / Beginning of period AUM)	1.01%	1.53%	3.13%	0.77%	2.17%	6.78%	4.02%
Market Growth %	2.38%	1.80%	1.95%	2.44%	-0.48%	9.07%	5.23%
Affiliate Sourced AUM:							
Beginning of period AUM	**56,546**	**54,937**	**54,636**	**54,254**	**55,356**	**54,254**	**54,403**
Inflows							
Inflows from sub-advisor replacements	—	857	—	—	—	857	187
Inflows-other	904	1,452	873	1,130	1,251	4,359	4,194
Outflows	(2,878)	(2,025)	(2,087)	(2,852)	(2,205)	(9,841)	(7,252)
Net Flows	**(1,973)**	**284**	**(1,215)**	**(1,722)**	**(954)**	**(4,626)**	**(2,871)**
Net Money Market Flows	(83)	(10)	(84)	(87)	(22)	(263)	(54)
Change in Market Value	1,941	1,466	1,275	2,167	208	6,849	3,096
Other (Including Acquisitions / Divestitures)	44	(131)	324	23	(334)	261	(320)
End of period AUM	**56,476**	**56,546**	**54,937**	**54,636**	**54,254**	**56,476**	**54,254**
Organic Growth (Net Flows / Beginning of period AUM)	-3.49%	0.52%	-2.22%	-3.17%	-1.72%	-8.53%	-5.28%
Market Growth %	3.43%	2.67%	2.33%	3.99%	0.38%	12.62%	5.69%
Other affiliate sourced net flows	(530)	1,232	(515)	(307)	(46)	(120)	202
Variable annuity net flows	(1,443)	(948)	(700)	(1,415)	(908)	(4,505)	(3,073)
Total Affiliate Sourced Net Flows	**(1,973)**	**284**	**(1,215)**	**(1,722)**	**(954)**	**(4,626)**	**(2,871)**
Total Investment Management Sourced Net Flows	**836**	**1,228**	**2,385**	**568**	**1,583**	**5,017**	**2,739**
Total Net Flows	**(1,137)**	**1,512**	**1,171**	**(1,153)**	**629**	**391**	**(132)**
Net Flows excluding sub-advisor replacements and variable annuity net flows	**305**	**1,603**	**1,870**	**262**	**1,537**	**4,040**	**2,754**

PLAN I INVEST I PROTECT

Voya Financial Page 22 of 43 Investment Management Account Value by Asset Type (in millions USD) 12/31/2017 9/30/2017 6/30/2017 3/31/2017 12/31/2016 Institutional Equity 22,905 21,86821,55420,48519,417 Fixed Income 49,563 48,88446,48344,16243,253 Real Estate — ———— Money Market — ———— Total 72,468 70,752 68,038 64,647 62,669 Retail Equity 44,380 43,22841,62740,82939,482 Fixed Income 21,077 20,52420,31019,85219,906 Real Estate 2,873 3,6113,5883,9054,461 Money Market 1,482 1,5021,5331,5971,729 Total 69,812 68,865 67,058 66,184 65,577 General Account Equity 217 218245246239 Fixed Income 80,253 80,81379,80679,75779,928 Real Estate — ———— Money Market 1,536 1,4581,8542,0662,593 Total 82,006 82,489 81,905 82,069 82,760 Combined Asset Type Equity 67,502 65,31363,42661,56159,137 Fixed Income 150,893 150,221146,599143,770143,086 Real Estate 2,873 3,6113,5883,9054,461 Money Market 3,018 2,9603,3873,6634,322 Total 224,286 222,105 217,000 212,900 211,006

Individual Life

Voya Financial Page 24 of 43 Individual Life Sources of Operating Earnings (in millions USD) Three Months Ended Year-to-Date 12/31/2017 9/30/2017 6/30/2017 3/31/201712/31/2016 12/31/2017 12/31/2016 Sources of operating earnings before income taxes: Investment spread and other investment income 66 66605973251248 Fee based margin 4 33431414 Net underwriting gain (loss) and other revenue 98 96988273375317 Administrative expenses (50) (47)(50)(58)(56)(205)(230) Trail commissions (5) (5)(5)(7)(7)(22)(28) DAC/VOBA and other intangibles amortization, excluding unlocking (41) (37)(43)(40)(35)(162)(123) DAC/VOBA and other intangibles unlocking (8) (143)(1)(8)(7)(160)(141) Adjusted operating earnings before income taxes (1) 63 (66) 62 32 43 92 59 Adjusted Return on Capital (2) 11.2% 9.5%7.5%6.6%6.6%11.2%6.6% Gross Investment Income Fixed income 203 206202199205809823 Limited partnership income 6 552111711 Prepayment fee income 2 2133816 Total gross investment income 211 212 207 203 219 834 850 Investment expenses (7) (6)(7)(7)(8)(27)(28) Credited interest (150) (150)(150)(150)(150)(599)(604) Net margin 54 56 51 47 61 208 217 Other investment income (3) 12 10912114331 Investment spread and other investment income 66 66 60 59 73 251 248 Net underwriting gain (loss) and other revenue Fee revenue / Premiums 430 4294274304301,7161,705 Net mortality, including Reinsurance (317) (310)(296)(331)(320)(1,254)(1,246) Reserve change / Other (15) (22)(33)(17)(37)(87)(141) Total net underwriting gain (loss) and other revenue 98 96 98 82 73 375 317 (1) The three months ended 12/31/16 include $9.1 million of net investment income, $(3.5) million of DAC/VOBA and other intangibles amortization, and $2.4 million of DAC/ VOBA and other intangibles unlocking from Lehman Recovery. (2) Adjusted Return on Capital calculated using trailing twelve months. (3) Includes investment income on assets backing surplus that has been allocated from the corporate segment and income from policy loans.

Voya Financial Page 25 of 43 Individual Life Key Metrics (in millions USD) Three Months Ended or As of Year-to-Date or As of 12/31/2017 9/30/2017 6/30/2017 3/31/2017 12/31/2016 12/31/2017 12/31/2016 Sales by Product Line: Indexed 19 161721207380 Accumulation 1 111145 Total Universal life 20 17 18 22 21 77 85 Variable life 1 111133 Term — ——23212 Total sales by product line 21 18 18 25 25 82 100 Gross Premiums and Deposits by Product (1) Interest sensitive 331 3053193113281,2661,235 Non - interest sensitive 134 136134137140541563 Total gross premiums and deposits 465 441 453 447 468 1,806 1,798 Applications New business policy count (Paid) 1,108 1,1441,2353,0453,3786,53215,124 End of Period: In-Force Face Amount by Product (1) Universal life 81,055 80,65780,38380,10879,55981,05579,559 Variable life 21,695 22,11022,38122,68123,06121,69523,061 Term 223,596 228,384233,358238,409242,608223,596242,608 Whole life 1,774 1,7821,7971,8061,8421,7741,842 Total in-force face amount 328,120 332,933 337,919 343,004 347,070 328,120 347,070 In-Force Policy Count (in whole numbers) (1) Universal life 247,610 251,379253,596256,269258,413247,610258,413 Variable life 51,922 52,65653,38354,18255,04851,92255,048 Term 420,731 429,667439,629448,250455,548420,731455,548 Whole life 111,673 112,088113,272115,886117,348111,673117,348 Total in-force policy count 831,936 845,790 859,880 874,587 886,357 831,936 886,357 Assets Under Management by Fund Group (1) General account 12,824 12,77012,76112,71512,68912,82412,689 Separate account 2,809 2,7242,6572,6262,5332,8092,533 Total AUM 15,633 15,494 15,418 15,341 15,222 15,633 15,222 (1) Excludes amounts transferred to third parties through reinsurance transactions.

Employee Benefits

Voya Financial

Page 27 of 43

Employee Benefits Sources of Operating Earnings

(in millions USD)	Three Months Ended 12/31/2017	9/30/2017	6/30/2017	3/31/2017	12/31/2016	Year-to-Date 12/31/2017	12/31/2016
Sources of operating earnings before income taxes:							
Investment spread and other investment income	13	14	13	12	15	51	52
Net underwriting gain (loss) and other revenue	102	128	101	92	92	423	396
Administrative expenses	(51)	(49)	(51)	(55)	(47)	(205)	(194)
Trail commissions	(31)	(32)	(32)	(35)	(26)	(130)	(112)
DAC/VOBA and other intangibles amortization, excluding unlocking	(3)	(2)	(2)	(3)	(2)	(9)	(12)
DAC/VOBA and other intangibles unlocking	—	(1)	(1)	(1)	—	(2)	(4)
Adjusted operating earnings before income taxes [(1)]	**30**	**58**	**27**	**11**	**32**	**127**	**126**
Adjusted Return on Capital [(2)]	24.4%	24.3%	20.8%	21.6%	23.3%	24.4%	23.3%
Gross Investment Income							
Fixed income	23	24	24	23	24	93	99
Limited partnership income	—	—	—	—	1	1	1
Prepayment fee income	1	1	1	—	2	3	4
Total gross investment income	**24**	**25**	**24**	**23**	**27**	**96**	**104**
Investment expenses	(1)	(1)	(1)	(1)	(1)	(4)	(4)
Credited interest	(14)	(14)	(15)	(15)	(15)	(58)	(60)
Net margin	**9**	**10**	**9**	**7**	**11**	**35**	**41**
Other investment income	4	4	4	5	4	16	11
Investment spread and other investment income	**13**	**14**	**13**	**12**	**15**	**51**	**52**
Group life							
Premiums	117	118	116	115	122	466	484
Benefits	(89)	(88)	(82)	(96)	(90)	(354)	(374)
Other [(3)]	(2)	(2)	(2)	(2)	(2)	(8)	(9)
Total	**26**	**28**	**32**	**17**	**30**	**103**	**101**
Loss Ratio (Interest adjusted)	**76.1%**	**74.4%**	**70.5%**	**83.2%**	**73.4%**	**76.0%**	**77.2%**
Group stop loss							
Premiums	233	241	238	241	211	953	835
Benefits	(195)	(194)	(204)	(195)	(174)	(788)	(655)
Other [(3)]	(1)	(1)	(1)	(1)	(1)	(4)	(3)
Total	**37**	**46**	**34**	**45**	**37**	**161**	**177**
Loss Ratio	**83.9%**	**80.6%**	**85.6%**	**81.0%**	**82.1%**	**82.7%**	**78.4%**
Voluntary Benefits, Disability, and Other	**39**	**54**	**36**	**30**	**25**	**158**	**117**
Net underwriting gain (loss) and other revenue	**102**	**128**	**101**	**92**	**92**	**423**	**396**

(1) The three months ended 12/31/16 include $1.0 million of net investment income from Lehman Recovery.

(2) Adjusted Return on Capital calculated using trailing twelve months.

(3) Includes service fees, dividends, interest expenses, and other miscellaneous expenses. The Loss Ratio calculation does not include Other.

PLAN | INVEST | PROTECT

VOYA FINANCIAL

Voya Financial Page 28 of 43 Employee Benefits Key Metrics (in millions USD) Three Months Ended or As of Year-to-Date or As of 12/31/2017 9/30/2017 6/30/2017 3/31/2017 12/31/2016 12/31/2017 12/31/2016 Sales by Product Line: Group life (Basic / Sup / AD&D) 5 7113055261 Group stop loss 7 191224823286237 Disability 2 321642433 Association (Life, DI, PAI) 4 1—1353 Other (PAI) — 4———4— Total group products 18 33 26 295 34 371 333 Voluntary products 9 5104697056 Total sales by product line 27 39 36 340 43 441 390 Total gross premiums and deposits 440 4564524584141,8061,643 Total annualized in-force premiums 1,849 1,8731,8741,8881,7141,8491,714 Assets Under Management by Fund Group General account 1,813 1,8601,8491,7861,7761,8131,776 Separate account 16 151515151615 Total AUM 1,829 1,875 1,864 1,802 1,791 1,829 1,791

Corporate

Voya Financial Page 30 of 43 Corporate Adjusted Operating Earnings    Three Months Ended Year-to-Date (in millions USD) 12/31/2017 9/30/2017 6/30/2017 3/31/2017 12/31/2016 12/31/2017 12/31/2016 Interest expense (including interest rate swap settlements) (47) (48) (49) (48) (48) (192) (193) Amortization of intangibles (9) (9) (10) (8) (9) (35) (36) Strategic investment program (1) (16) (21) (23) (20) (24) (80) (117) Other (2) (18) (32) (19) (19) (53) (88) (131) Adjusted operating earnings before income taxes (89) (110) (100) (95) (133) (395) (477) (1) In 2015, we announced that we would incur an incremental $350.0 million of expenses through 2018 for IT simplification, digital and analytics and cross-enterprise initiatives (“Strategic Investment Program”). (2) Restated to reflect the retained portion of CBVA and annuities businesses and Stranded Costs.

Investment Information

Voya Financial Page 32 of 43 Portfolio Composition (in millions USD) Composition of Investment Portfolio Balances as of 12/31/2017 9/30/2017 6/30/2017 3/31/2017 12/31/2016 Amount % of Total Amount % of Total Amount % of Total of Total Amount % of Total Fixed maturities, available for sale, at fair value, after consolidation 48,329 73.1%48,19173.1%48,28674.3%47,44774.2%47,39474.3% Fixed maturities, at fair value using the fair value option 3,018 4.6%3,0804.7%3,1204.8%3,0394.7%3,0654.8% Equity securities, available for sale, before consolidation 380 N/M397N/M281N/M275N/M258N/M Equity securities, available for sale, at fair value 380 0.6%3970.6%2810.4%2750.4%2580.4% Short-term investments 471 0.7%3430.5%3840.6%4460.7%3910.6% Mortgage loans on real estate 8,686 13.0%8,62913.1%8,65013.3%8,54713.4%8,00312.6% Policy loans 1,888 2.9%1,8992.9%1,8892.9%1,9173.0%1,9433.0% Limited partnerships/corporations, before consolidation 1,293 N/M1,177N/M1,131N/M1,077N/M1,013N/M CLO/VOEs Adjustments (1) (509) N/M(491)N/M(457)N/M(487)N/M(477)N/M Limited partnerships/corporations, after consolidation 784 1.2%6861.0%6741.0%5900.9%5360.8% Derivatives 397 0.6%3580.5%3850.6%3820.6%7371.2% Other investments 47 0.1%480.1%400.2%430.1%470.1% Securities pledged to creditors 2,087 3.2%2,2873.5%1,2671.9%1 3012.0%1,4092.2% Total investments, after consolidation 66,087 100.0% 65,918 100.0% 64,976 100.0% 63,987 100.0% 63,783 100.0% Fixed Maturity Securities - Security Sector (2) U.S. Government agencies and authorities 2,797 5.2%2,8125.3%2,8975.5%2,8845.6%2,8235.4% U.S. Corporate - Public 23,258 43.4%23,45843.9%23,45844.5%23,27844.9%23,41745.2% U.S. Corporate - Private 5,833 10.9%5,73710.7%5,56710.6%5,28110.2%5,13710.0% Foreign Government / Agency 775 1.5%7691.4%7721.5%7181.4%6931.3% Foreign Corporate - Public 4,941 9.2%4,8809.1%4,8059.1%4,7319.1%4,6929.0% Foreign Corporate - Private 5,161 9.7%5,42110.1%5,0669.6%5,1179.9%5,1089.9% State, municipalities and political subdivisions 1,913 3.6%1,8963.5%1,8373.5%1,7613.4%1,6313.1% CMO-B Agency 2,156 4.1%2,2634.2%2,3394.4%2,3254.5%2,3744.6% CMO-B Non-Agency 813 1.5%8011.5%7211.4%5741.1%5431.0% Agency 989 1.9%1,1272.1%1,1952.3%1,4422.8%1,5453.0% Non-Agency (3) 749 1.4%7321.4%6571.2%6191.2%6451.3% Total Residential mortgage-backed securities 4,707 8.9%4,9239.2%4,9129.3%4,9609.6%5,1079.9% Commercial mortgage-backed securities 2,704 5.1%2,5144.7%2,3104.4%2,1734.2%2,3554.5% Other asset-backed securities (3) 1,345 2.5%1,1482.1%1,0492.0%8841.7%9051.7% Total fixed maturities, including securities pledged (5) 53,434 100.0% 53,558 100.0% 52,673 100.0% 51,787 100.0% 51,868 100.0% Fixed Maturity Securities - Contractual Maturity Dates, Due to mature: Due in one year or less 1,001 1.9%1,4102.6%1,3722.6%1,3952.7%1,5903.1% Due after one year through five years 8,703 16.3%9,00216.8%9,13217.3%9,24617.8%8,83617.0% Due after five years through ten years 10,762 20.1%10,58219.8%10,39219.7%10,15119.6%10,77820.8% Due after ten years 24,212 45.3%23,97944.8%23,50644.7%22,97844.4%22,29743.0% CMO-B 2,969 5.6%3,0645.7%3,0605.8%2,8995.6%2,9175.6% Mortgage-backed securities 4,442 8.3%4,3738.2%4,1627.9%4,2348.2%4,5458.8% Other asset-backed securities (3) 1,345 2.5%1,1482.1%1,0492.0%8841.7%9051.7% Total fixed maturities, including securities pledged (5) 53,434 100.0% 53,558 100.0% 52,673 100.0% 51,787 100.0% 51,868 100.0% Fixed Maturity Securities - NAIC Quality Designation 1 30,942 57.9%30,80157.4%30,54958.0%30,22958.4%30,56758.9% 2 19,947 37.3%20,17237.7%19,66737.3%19,06536.8%18,73936.1% 3 1,889 3.5%2,0163.8%1,8793.6%1,9443.8%1,9633.8% 4 512 1.0%4130.8%4160.8%3870.7%3880.8% 5 33 0.1%480.1%480.1%460.1%710.1% 6 111 0.2%1080.2%1140.2%1160.2%1400.3% Total fixed maturities, including securities pledged (4) (5) 53,434 100.0% 53,558 100.0% 52,673 100.0% 51,787 100.0% 51,868 100.0% Fixed Maturity Securities - ARO Quality Rating AAA 9,702 18.2%9,84218.4%9,89218.8%9,94619.2%10,04519.4% AA 3,611 6.8%3,7106.9%3,7137.0%3,7887.3%3,7497.2% A 16,329 30.6%15,97929.8%15,78630.0%15,26529.5%15,46929.8% BBB 20,204 37.7%20,44738.2%19,74637.5%19,36137.4%19,07036.8% BB 2,058 3.8%2,1474.0%2,0183.8%2,0413.9%2,0694.0% B and below 1,530 2.9%1,4332.7%1,5182.9%1,3862.7%1,4662.8% Total fixed maturities, including securities pledged (5) 53,434 100.0% 53,558 100.0% 52,673 100.0% 51,787 100.0% 51,868 100.0% (1) Adjustments include the elimination of intercompany transactions between the Company and its consolidated investment entities, primarily the elimination of the Company’s equity at risk recorded as investments by the Company (before consolidation) against either equity (private equity and real estate partnership funds) or senior and subordinated debt (CLOs) of the funds. (2) Fixed Maturity Securities includes fixed maturities,available for sale , fixed maturities at fair value using the fair value option and securities pledged to creditors. (3) Subprime asset-backed securities are included as a component of Non-Agency RMBS under this presentation. (4) ARO ratings do not directly translate into NAIC ratings. (4) ARO ratings do not directly translate into NAIC ratings. (5) Includes fixed maturities securities related to businesses exited through reinsurance where assets are retained on the Company’s balance sheet. (5) Includes fixed maturities securities related to businesses exited through reinsurance where assets are retained on the Company’s balance sheet.

Page 33 of 43

Voya Financial

Portfolio Results

(in millions USD)	Three Months Ended										Year-to-Date			
	12/31/2017		9/30/2017		6/30/2017		3/31/2017		12/31/2016		12/31/2017		12/31/2016	
Operating investment income and annualized yield [1]	**Net Investment Income**	**Annualized Yield**	**Net Investment Income**	**Annualized Yield**	**Net Investment Income**	**Annualize d Yield**	**Net Investment Income**	**Annualized Yield**	**Net Investment Income**	**Annualize d Yield**	**Net Investment Income**	**Annualized Yield**	**Net Investment Income**	**Annualized Yield**
Fixed maturity securities [2]	582	4.99%	588	5.06%	583	5.03%	580	4.98%	591	5.04%	2,332	5.02%	2,413	5.22%
Equity securities	3	4.43%	2	2.26%	2	5.35%	2	4.73%	2	4.57%	9	3.92%	15	7.98%
Mortgage loans	93	4.40%	93	4.39%	93	4.44%	91	4.47%	88	4.55%	369	4.42%	346	4.59%
Limited partnerships	41	19.82%	36	13.40%	59	23.34%	35	13.94%	51	22.79%	170	17.50%	27	2.90%
Policy loans	23	5.06%	25	5.31%	25	5.35%	25	5.28%	26	5.58%	97	5.25%	104	5.43%
Short-term investments	3	0.41%	3	0.33%	2	0.31%	3	0.50%	1	0.24%	10	0.30%	5	0.23%
Derivatives [2]	13	N/A	12	N/A	12	N/A	8	N/A	17	N/A	44	N/A	44	N/A
Prepayment fee income	16	0.10%	10	0.06%	8	0.05%	10	0.06%	17	0.11%	43	0.07%	83	0.14%
Other assets	15	N/A	2	N/A	4	N/A	9	N/A	1	N/A	29	N/A	(4)	N/A
Gross investment income before expenses and fees	**788**	**5.17%**	**768**	**5.01%**	**787**	**5.26%**	**760**	**5.09%**	**794**	**5.31%**	**3,103**	**5.13%**	**3,034**	**5.13%**
Expenses and fees	(36)	-0.24%	(33)	-0.22%	(29)	-0.20%	(32)	-0.22%	(31)	-0.21%	(129)	-0.22%	(123)	-0.21%
Total investment income and annualized yield	**752**	**4.93%**	**736**	**4.79%**	**758**	**5.06%**	**728**	**4.87%**	**763**	**5.10%**	**2,975**	**4.91%**	**2,911**	**4.92%**
Trading gains/losses [1]														
Fixed maturities	28		12		15		(32)		(13)		23		(70)	
Equity securities	—		(1)		—		—		1		(1)		1	
Mortgage loans	—		—		1		—		—		1		—	
Other investments	(20)		1		1		1		—		(17)		(2)	
Total trading gains/losses	**8**		**11**		**17**		**(30)**		**(13)**		**5**		**(71)**	
Impairments [1]														
Fixed maturities	(18)		(2)		—		(2)		(13)		(21)		(34)	
Equity securities	—		—		—		—		—		—		—	
Mortgage loans	—		—		—		—		—		—		—	
Other investments	—		—		—		—		—		—		—	
Total impairments	**(18)**		**(2)**		**—**		**(2)**		**(13)**		**(21)**		**(34)**	
Fair value adjustments [3]	**(51)**		**(12)**		**11**		**(18)**		**(86)**		**(69)**		**(19)**	
Derivatives, including change in fair value of derivatives related to guaranteed benefits	**26**		**(12)**		**(29)**		**21**		**108**		**6**		**(7)**	
Net realized investment gains (losses) and Net guaranteed benefit hedging gains (losses) [1]	**(35)**		**(14)**		**(2)**		**(28)**		**(4)**		**(79)**		**(130)**	
Businesses exited through reinsurance [4]	**30**		**29**		**52**		**24**		**(59)**		**134**		**102**	
Consolidation/eliminations [5]	**13**		**(7)**		**(1)**		**33**		**7**		**37**		**109**	
Total investment income and realized capital gains (losses)	**761**		**742**		**807**		**757**		**707**		**3,067**		**2,991**	

(1) Investment results related to businesses exited through reinsurance are excluded.
(2) Operating income from CMO-B portfolio assets, including derivatives, is included in fixed maturity securities.
(3) Fair value adjustments include adjustments related to CMO-B assets carried at fair value, among other income sources.
(4) Income related to reinsurance transactions, in which investment results are passed directly to the reinsurers pursuant to contracted terms of the reinsurance agreement.
(5) Includes i) the impact of consolidation of investment entities into the Consolidated Statements of Operations, net of the elimination of the Company's management fees expensed by the funds and recorded as operating revenues (before consolidation) by the Company, ii) the elimination of intersegment expenses, primarily consisting of asset-based management and administration fees charged by our Investment Management Segment, iii) and other intersegment eliminations.

PLAN I INVEST I PROTECT

VOYA FINANCIAL

Voya Financial Page 34 of 43 Alternative Investment Income Three Months Ended Year-to-Date (in millions USD) 12/31/2017 9/30/2017 6/30/2017 3/31/2017 12/31/2016 12/31/2017 12/31/2016 Retirement Average alternative investments 532 519523494474517438 Alternative investment income 18 161315166216 Investment Management Average alternative investments 252 236221209185229181 Alternative investment income (1) 8 5359957(11) Individual Life Average alternative investments 293 270252220207259188 Alternative investment income 10 8857308 Employee Benefits Average alternative investments 49 495046424942 Alternative investment income 2 212262 Corporate Average alternative investments 210 211213198192208191 Alternative investment income Total Consolidated (2) 8 75672610 Average alternative investments 1,336 1,285 1,259 1,168 1,099 1,262 1,040 Alternative investment income 46 38 62 37 40 181 25 (1) Includes performance fees related to sponsored private equity funds (“carried interest”) that are subject to later reversal based on subsequent fund performance, to the extent that cumulative rates of investment return fall below specified investment hurdle rates. Should the market value of a portfolio increase in future periods, reversals of carried interest could be fully or partially recovered. For the three and twelve months ended December 31, 2017, our carried interest net results included a gain of $9 million and $35 million, respectively, including the recovery of $25 million of carried interest reversed in prior periods. For the twelve months ended December 31, 2016, our carried interest net results included the reversal (loss) of approximately $30 million, in previously accrued carried interest. (2) The investment income on alternative investments shown above excludes the net investment income from Lehman Recovery/LIHTC.

Reconciliations

Page 36 of 43

Voya Financial

Reconciliation of Consolidated Statements of Operations

(in millions USD)	Three Months Ended 12/31/2017	9/30/2017	6/30/2017	3/31/2017	12/31/2016	Year-to-Date 12/31/2017	12/31/2016
Revenues							
Net investment income	824	795	832	843	855	3,294	3,354
Fee income	667	684	639	637	630	2,627	2,471
Premiums	515	533	526	547	785	2,121	2,795
Net realized capital gains (losses)	(63)	(53)	(25)	(86)	(148)	(227)	(363)
Income (loss) related to consolidated investment entities	137	140	129	27	103	432	189
Other revenues	106	85	90	89	99	371	342
Total revenues	**2,186**	**2,184**	**2,191**	**2,057**	**2,324**	**8,618**	**8,788**
Benefits and expenses							
Interest credited and other benefits to contract owners/policyholders	(1,159)	(1,192)	(1,136)	(1,149)	(1,335)	(4,636)	(5,314)
Operating expenses	(682)	(674)	(630)	(668)	(705)	(2,654)	(2,655)
Net amortization of DAC/VOBA	(61)	(209)	(195)	(64)	(104)	(529)	(415)
Interest expense	(44)	(49)	(45)	(46)	(45)	(184)	(288)
Operating expenses related to consolidated investment entities	(20)	(20)	(30)	(17)	(27)	(87)	(106)
Total benefits and expenses	**(1,966)**	**(2,144)**	**(2,036)**	**(1,944)**	**(2,216)**	**(8,090)**	**(8,778)**
Income (loss) from continuing operations before income taxes	**220**	**40**	**155**	**113**	**108**	**528**	**10**
Less:							
Net investment gains (losses) and related charges and adjustments	(54)	(12)	2	(20)	18	(84)	(108)
Net guaranteed benefit hedging gains (losses) and related charges and adjustments	34	5	(1)	8	(4)	46	4
Income (loss) related to businesses exited through reinsurance or divestment	(39)	(2)	1	(5)	(17)	(45)	(14)
Income (loss) attributable to noncontrolling interests	82	65	52	1	43	200	29
Income (loss) on early extinguishment of debt	—	(3)	—	(1)	—	(4)	(104)
Immediate recognition of net actuarial gains (losses) related to pension and other postretirement benefit obligations and gains (losses) from plan amendments and curtailments	(17)	1	—	—	(48)	(16)	(55)
Other adjustments [1]	(20)	(57)	(6)	(14)	(32)	(97)	(71)
Adjusted operating earnings before income taxes	**234**	**43**	**107**	**144**	**149**	**528**	**329**

[1] Includes restructuring expenses (severance, lease write-offs, etc.) and expenses associated with the rebranding of Voya Financial, Inc. from ING U.S., Inc.

PLAN | INVEST | PROTECT

Voya Financial

Page 37 of 43

Reconciliation of Adjusted Operating Revenues

(in millions USD)	Three Months Ended					Year-to-Date	
	12/31/2017	9/30/2017	6/30/2017	3/31/2017	12/31/2016	12/31/2017	12/31/2016
Total revenues	**2,186**	**2,184**	**2,191**	**2,057**	**2,324**	**8,618**	**8,788**
Less Adjustments							
Net realized investment gains (losses) and related charges and adjustments	(58)	(14)	(1)	(27)	8	(100)	(112)
Gain (loss) on change in fair value of derivatives related to guaranteed benefits	35	7	1	9	(3)	52	9
Revenues (losses) related to business exited through reinsurance or divestment	27	27	48	20	(61)	122	96
Revenues (loss) attributable to noncontrolling interests	101	85	82	19	68	286	133
Other adjustments [1]	56	52	51	52	45	212	183
Total adjusted operating revenues	**2,025**	**2,028**	**2,010**	**1,985**	**2,268**	**8,046**	**8,479**
Adjusted operating revenues by segment							
Retirement	649	634	630	625	923	2,538	3,257
Investment Management	186	171	203	171	189	731	627
Individual Life	635	669	629	630	641	2,563	2,528
Employee Benefits	431	447	443	446	410	1,767	1,616
Corporate	124	107	105	112	105	447	451
Total adjusted operating revenues	**2,025**	**2,028**	**2,010**	**1,985**	**2,268**	**8,046**	**8,479**

[1] Includes fee income earned by the Company's broker-dealers for sales of non-proprietary products, which are reflected net of commission expense in the Company's segments' operating revenues, other items where the income is passed on to third parties and the elimination of intercompany investment expenses included in operating revenues.

PLAN I INVEST I PROTECT

Voya Financial

Page 38 of 43

Reconciliation of Adjusted Operating Earnings - excluding Unlocking; Adjusted Return on Capital [(1)]

(in millions USD, unless otherwise indicated)

	Twelve Months Ended [(1)]				
Retirement	**12/31/2017**	**9/30/2017**	**6/30/2017**	**3/31/2017**	**12/31/2016**
Adjusted operating earnings before income taxes	456	431	387	494	450
Less:					
DAC/VOBA and other intangibles unlocking	(137)	(148)	(178)	(54)	(66)
Gain on Lehman Recovery	—	4	4	4	4
Adjusted Operating Earnings - excluding Unlocking before interest	593	574	561	544	512
Income tax expense	190	184	180	174	164
Adjusted Operating Earnings - excluding Unlocking before interest and after income taxes	**403**	**391**	**381**	**370**	**348**
Average Capital	3,928	3,956	3,974	3,982	3,964
Ending Capital	4,130	3,856	3,852	4,015	4,068
Adjusted Return on Capital	**10.3%**	**9.9%**	**9.6%**	**9.3%**	**8.8%**
Investment Management					
Adjusted operating earnings before income taxes	248	253	251	197	171
Less:					
Gain on Lehman Recovery	—	—	3	3	3
Adjusted Operating Earnings - excluding Unlocking before interest	248	252	248	195	168
Income tax expense	79	81	79	62	54
Adjusted Operating Earnings - excluding Unlocking before interest and after income taxes	**169**	**172**	**168**	**132**	**114**
Average Capital	308	306	300	295	297
Ending Capital	290	311	319	309	295
Adjusted Return on Capital	**54.9%**	**56.1%**	**56.1%**	**44.8%**	**38.5%**

(1) Due to rounding, trailing twelve month totals may not equal the sum of the quarters

PLAN | INVEST | PROTECT

VOYA FINANCIAL

Voya Financial
Page 39 of 43

Reconciliation of Adjusted Operating Earnings - excluding Unlocking; Adjusted Return on Capital [1]

(in millions USD, unless otherwise indicated)

Individual Life	Twelve Months Ended [1]				
	12/31/2017	9/30/2017	6/30/2017	3/31/2017	12/31/2016
Adjusted operating earnings before income taxes	91	71	61	49	59
Less:					
DAC/VOBA and other intangibles unlocking	(160)	(162)	(141)	(144)	(143)
Gain on Lehman Recovery	—	8	8	8	8
Adjusted Operating Earnings - excluding Unlocking before interest	251	225	194	185	194
Income tax expense	80	72	62	59	62
Adjusted Operating Earnings - excluding Unlocking before interest and after income taxes	**171**	**153**	**132**	**126**	**132**
Average Capital	1,527	1,614	1,749	1,893	2,015
Ending Capital	2,141	1,476	1,546	1,488	1,677
Adjusted Return on Capital	**11.2%**	**9.5%**	**7.5%**	**6.6%**	**6.6%**

Employee Benefits	12/31/2017	9/30/2017	6/30/2017	3/31/2017	12/31/2016
Adjusted operating earnings before income taxes	126	128	111	116	126
Less:					
DAC/VOBA and other intangibles unlocking	(2)	(2)	(2)	(2)	(4)
Gain on Lehman Recovery	—	1	1	1	1
Adjusted Operating Earnings - excluding Unlocking before interest	128	129	112	117	129
Income tax expense	41	41	36	38	41
Adjusted Operating Earnings - excluding Unlocking before interest and after income taxes	**87**	**87**	**76**	**80**	**88**
Average Capital	360	359	365	370	378
Ending Capital	387	364	356	367	341
Adjusted Return on Capital	**24.4%**	**24.3%**	**20.8%**	**21.6%**	**23.3%**

[1] Due to rounding, trailing twelve month totals may not equal the sum of the quarters.

PLAN | INVEST | PROTECT
VOYA FINANCIAL

Voya Financial Page 40 of 43 Impacts of Prepayments and Alternative Income Above (Below) Long- Term Expectations on Adjusted ROC (bps) Twelve Months Ended (in basis points) 12/31/2017 12/31/2016 12/31/2015 Prepayments Above (Below) Long-term Expectations (1) Effect on ROC: Retirement 1 43 49 Life (8) 18 41 Employee Benefits 14 56 35 Alternatives Above (Below) Long-term Expectations (1) (2) Effect on ROC: Retirement 26 (35) (44) Life 30 (25) (27) Employee Benefits 33 (37) (49) Prepayments and Alternative Income Above (Below) Long-Term Expectations (1) (2) Effect on ROC: Retirement 27 8 5 Life 22 (7) 14 Employee Benefits 47 19 (14) (1) Basis point impacts are after DAC and after tax. (2) Amounts exclude Gain on Lehman recovery

Voya Financial

Page 41 of 43

Reconciliation of Adjusted Operating Earnings Per Share; Book Value Per Share, Excluding AOCI

(in whole dollars)	Three Months Ended or As of					Year-to-Date or As of	
	12/31/2017	9/30/2017	6/30/2017	3/31/2017	12/31/2016	12/31/2017	12/31/2016
Net income (loss) from continuing operations available to Voya Financial, Inc.'s common shareholders per common share (Diluted)	**(17.64)**	**0.81**	**0.89**	**(0.75)**	**(2.14)**	**(16.25)**	**(1.63)**
Exclusion of per share impact of:							
Net investment gains (losses) and related charges and adjustments	0.19	0.04	(0.01)	0.07	(0.06)	0.29	0.35
Net guaranteed benefit hedging gains (losses) and related charges and adjustments	(0.12)	(0.02)	—	(0.03)	0.01	(0.16)	(0.01)
Income (loss) related to businesses exited through reinsurance or divestment	0.14	0.01	—	0.02	0.06	0.16	0.04
Income (loss) on early extinguishment of debt	—	0.01	—	—	—	0.01	0.33
Immediate recognition of net actuarial gains (losses) related to pension and other postretirement benefit obligations and gains (losses) from plan amendments and curtailments	0.06	—	—	—	0.16	0.06	0.18
Other adjustments to operating earnings	0.07	0.20	0.02	0.05	0.09	0.33	0.22
Effect of discontinued operations	14.58	(0.73)	(0.34)	0.85	2.46	14.01	1.68
Effect of assumed tax rate vs actual effective tax rate	3.53	(0.16)	(0.17)	0.30	(0.07)	3.43	(0.06)
Adjustment due to antidilutive effect of net loss in the current period	0.06	—	—	—	0.01	0.04	—
Adjusted operating earnings per share (Diluted) [1]	**0.87**	**0.16**	**0.39**	**0.51**	**0.52**	**1.92**	**1.10**
Impact of unlocking to earnings per share (Diluted)	—	0.70	0.42	(0.02)	—	1.09	0.66
Adjusted operating earnings per share (Diluted) - ex Unlocking	**0.87**	**0.86**	**0.81**	**0.49**	**0.52**	**3.01**	**1.76**
Book value per share, including AOCI	58.19	75.98	74.30	67.88	66.78	58.19	66.78
Per share impact of AOCI	(15.88)	(15.20)	(14.50)	(11.12)	(9.87)	(15.88)	(9.87)
Book value per share, excluding AOCI	42.31	60.78	59.80	56.76	56.91	42.31	56.91
Reconciliation of shares used in Total Consolidated Operating earnings per share (Diluted)							
Weighted-average common shares outstanding - Diluted	179	182	188	192	195	184	201
Dilutive effect of the exercise or issuance of stock-based awards [1]	4	—	—	2	2	3	2
Weighted average common shares outstanding - Diluted (Operating) [1]	183	182	188	194	197	187	203
Debt to capital	25.7 %	20.2 %	20.6 %	21.2 %	21.5 %	25.7 %	21.5 %
Capital impact of AOCI	6.5 %	3.9 %	3.8 %	3.1 %	2.8 %	6.5 %	2.8 %
Impact of 25% equity treatment afforded to subordinate debt	(1.7)%	(1.4)%	(1.4)%	(1.3)%	(1.3)%	(1.7)%	(1.3)%
Adjusted Debt to capital	30.5 %	22.7 %	23.0 %	23.0 %	23.0 %	30.5 %	23.0 %

[1] For periods in which there is a Net loss available to common shareholders, Adjusted operating earnings per share calculation includes additional dilutive shares, as the inclusion of these shares for stock compensation plans would not be anti-dilutive to the Adjusted operating earnings per share calculation.

PLAN | INVEST | PROTECT

VOYA FINANCIAL

Reconciliation of Investment Management Adjusted Operating Margin, Excluding Investment Capital Voya Financial Page 42 of 43

Three Months Ended Twelve Months Ended

(in millions USD, unless otherwise indicated) 12/31/2017 9/30/2017 12/31/2016 12/31/2017 12/31/2016 12/31/2015

Adjusted operating revenues (1) 186 171189731624622

Adjusted operating expenses (125) (118)(124)(483)(456)(440)

Adjusted operating earnings before income taxes 61 5465248168182

Adjusted operating margin 32.3% 31.3%34.2%33.9%26.9%29.2%

Adjusted operating revenues (1) 186 171189731624622

Less:

Investment Capital Results (1) 8 5857(11)1

Revenues excluding Investment Capital 178 166181674635621

Adjusted operating expenses (125) (118)(124)(483)(456)(440)

Adjusted operating earnings excluding Investment Capital 53 4956191179181

Adjusted operating margin excluding Investment Capital 29.3% 29.2%31.1%28.3%28.2%29.1%

(1) Excludes gain from Lehman recovery in 2016.

Voya Financial

Page 43 of 43

Reconciliation of Previously Reported Adjusted Operating Earnings per share

(in millions USD)	Three Months Ended				Year-to-Date	
	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2017	12/31/2016
Adjusted Operating Earnings						
As previously reported	138	184	231	264	553	777
Impact of discontinued operations (1)	(95)	(77)	(87)	(115)	(259)	(448)
As reported beginning with 4Q 2017	43	107	144	149	294	329
Average Diluted Shares (2)	182	188	194	197	188	201
Adjusted operating earnings per share (3)						
As previously reported	0.51	0.67	0.81	0.91	2.00	2.61
Impact of discontinued operations (1)	(0.35)	(0.28)	(0.30)	(0.39)	(0.94)	(1.51)
As reported beginning with 4Q 2017	0.16	0.39	0.51	0.52	1.06	1.10

(1) Historical Adjusted operating earnings and Adjusted operating earnings per share have been revised to reflect the impact of discontinued operations. The direct revenues and expenses associated with discontinued blocks of annuities have been removed from Adjusted operating earnings and the retained blocks of variable annuities are now included in Adjusted operating earnings.

(2) For periods in which there is a Net loss available to common shareholders, Adjusted operating earnings per share calculation includes additional dilutive shares, as the inclusion of these shares for stock compensation plans would not be anti-dilutive to the Adjusted operating earnings per share calculation.

(3) Assumes a 32% tax rate on Adjusted operating earnings.

PLAN I INVEST I PROTECT

VOYA FINANCIAL